UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2025
BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	BLFS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 18, 2025, the board of directors (the “Board”) of BioLife Solutions, Inc. (the “Company”) appointed Catherine Coste to serve as a member of the Board until the Company’s 2025 Annual Meeting of Stockholders, subject to her earlier death, resignation, removal or disqualification. The Board also appointed Ms. Coste as a member and the Chair of the Audit Committee. The Board has determined that Ms. Coste qualifies as an “independent” director under the rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market LLC, including the heightened independence standards applicable to members of the Audit Committee.

Ms. Coste has served as a director of Biomerica, Inc. (Nasdaq: BMRA) since August 2020, Minerva Surgical, Inc. (which recently went private in 2024) since February 2021 and Renalytix plc (OTCQB: RNLXY) since June 2023, serving as audit committee chair for each. After over 32 years with Deloitte & Touche LLP (“Deloitte”), Ms. Coste retired from Deloitte in September 2020, where she most recently was a senior partner and life sciences industry executive leader. During her time with Deloitte, she served in corporate and professional services positions, ultimately leading global finance, internal audit and operations teams while participating in more than 200 audit committee meetings. Previously she worked at Mervyn's from April 1991 to February 1999, where she held positions of increased responsibility in accounting, financial planning and analysis, store facilities, and store operations. She holds a B.A. in Business Administration - Accounting from California State University, Hayward, and completed Harvard Business School's Corporate Director's Certificate Program. She is a licensed Certified Public Accountant. Ms. Coste brings to the Board her expertise in financial services, audits, risk and controls, and compliance, and her decades of experience in the life sciences industry.

There are no arrangements or understandings between Ms. Coste and any other person pursuant to which she was selected as director. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Coste, or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

Ms. Coste will receive the same compensation, prorated for her appointment period, as the Company’s other non-employee directors as described under “Executive Officers and Directors” in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders filed with the SEC on June 5, 2024.

On March 18, 2025, the Company issued a press release announcing the appointment of Ms. Coste to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: March 24, 2025	By:	/s/ Troy Wichterman
Name: Troy Wichterman
Title: Chief Financial Officer